Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being directors or officers of Tyco International Ltd. (the “Company”), which is to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 and any amendments, subsequent registration statements or supplements thereto under the Securities Act of 1933, as amended, with respect to the offering of securities, hereby constitutes and appoints Christopher J. Coughlin, Executive Vice President and Chief Financial Officer of the Company, Judith A. Reinsdorf, Executive Vice President and General Counsel of the Company, and John S. Jenkins, Vice President and Corporate Secretary of the Company, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her or in his or her name, place and stead, in any and all capacities to sign, or cause to be signed electronically, and file (i) such registration statement with all exhibits thereto and other documents in connection therewith, (ii) any and all amendments, post-effective amendments and supplements thereto and (iii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Name	Title	Date

/s/ Edward D. Breen	Chairman of the Board and Chief Executive Officer	August 26, 2008
Edward D. Breen	(Principal Executive Officer)

/s/ Christopher J. Coughlin	Executive Vice President and Chief Financial	September 12, 2008
Christopher J. Coughlin	Officer
(Principal Financial Officer and Authorized
Representative in the United States)

/s/ Carol A. Davidson	Senior Vice President, Controller and Chief	September 12, 2008
Carol A. Davidson	Accounting Officer (Principal Accounting Officer)

/s/ Dennis C. Blair	Director	August 26, 2008
Adm. Dennis C. Blair

/s/ Timothy M. Donahue	Director	August 25, 2008
Timothy M. Donahue

/s/ Brian Duperreault	Director	August 26, 2008
Brian Duperreault

/s/ Bruce S. Gordon	Director	August 21, 2008
Bruce S. Gordon

/s/ Rajiv L. Gupta	Director	August 22, 2008
Rajiv L. Gupta

/s/ John A. Krol	Director	August 26, 2008
John A. Krol

Name	Title	Date

/s/ Brendan R. O’Neill	Director	August 20, 2008
Brendan R. O’Neill

/s/ William S. Stavropoulos	Director	August 21, 2008
William S. Stavropoulos

/s/ Sandra S. Wijnberg	Director	August 26, 2008
Sandra S. Wijnberg

/s/ Jerome B. York	Director	August 21, 2008
Jerome B. York